As Filed with the Securities and Exchange Commission on April 15, 1997.

                                              Registration No. 333-7303
________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM SB-2
                             REGISTRATION STATEMENT
                       ON FORM S-3 REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ________________

                              VIRAGEN (EUROPE) LTD.
             (Exact name of registrant as specified in its charter)

          Delaware                                         11-2788282
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                        Identification No.)


                              2343 West 76th Street
                             Hialeah, Florida 33016
                                 (305) 823-0269
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ________________

                                                 Copies to:

     Gerald Smith                               James Schneider, Esq.
 Viragen (Europe), Ltd.                Atlas, Pearlman, Trop & Borkson, P.A.
 2343 West 76th Street                200 East Las Olas Boulevard, Suite 1900
Hialeah, Florida 33016                   Fort Lauderdale, Florida 33301
   (305) 823-0269                                 (954) 763-1200

Name, address, including zip code,
and telephone number, including
area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] __________.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                Subject to Completion, dated April 15, 1997


PROSPECTUS

                             VIRAGEN (EUROPE) LTD.

                       2,961,454 Shares of Common Stock

      On July 12, 1997, certain stockholders (the "Selling Security Holders") of Viragen (Europe) Ltd. (the "Company" or "VEL") commenced to offer up to 2,961,454 shares ("Shares") of Common Stock, $.01 par value (the "Common Stock") of the Company, if at all, on a delayed basis, including shares issuable upon the exercise of Common Stock Purchase Warrants issued by the Company (collectively the "Warrants"). An aggregate of 1,203,000 shares of Common Stock were acquired by Selling Security Holders in three separate private placements during fiscal 1996 to accredited investors including (i) an offering completed in December 1995 of 240,000 Shares of Common Stock and Warrants to purchase 840,000 Shares of Common Stock at $6.00 per Share and (ii) two separate offerings completed in March 1996 of an aggregate of 768,000 shares of Common Stock and Warrants to purchase 216,500 shares of Common Stock at $12.00 per share (hereinafter sometimes collectively referred to as the "Private Placements"). In addition, this Prospectus also relates to the sale by other Selling Security Holders of 195,000 shares of Common Stock and Warrants to purchase 450,000 shares of Common Stock issued to consultants, agents and other stockholders. See "Sales by Selling Security Holders" and "Description of Securities."

      The Company's Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System (SmallCap) ("Nasdaq") under the symbol "VERP," and on April 10, 1997, the closing price on Nasdaq for the Common Stock was $ 12.25. There can be no assurances that a substantial trading market for its Common Stock will be sustained in the future. At December 31, 1996, the net tangible book value of the Company's Common Stock was approximately $.99 per share inclusive of common shares subscribed. Accordingly, it is likely that the purchasers in this offering will incur an immediate and substantial dilution from the purchase price of their shares of Common Stock.


                      THESE SECURITIES ARE SPECULATIVE AND
                         INVOLVE A HIGH DEGREE OF RISK.
                  SEE "HIGH RISK FACTORS" COMMENCING AT PAGE 5.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The original date of this Prospectus is July 12, 1996
             This Prospectus is amended pursuant to a Post-Effective
                        Amendment dated __________, 1997

      The Selling Security Holders have advised the Company that they propose to sell the Shares, from time to time, publicly through broker-dealers acting as agents for others, or in private sales. See "Selling Security Holders". The Company will not receive any of the proceeds from the sale of the Shares offered hereby by the Selling Security Holders except upon any exercise of the Warrants.

      The Company will pay all offering expenses for the offering, estimated at approximately $20,000, including (i) legal fees and expenses ($5,000); (ii) blue sky fees ($500); (iii) accounting fees and expenses ($5,000); (iv) printing expenses ($5,000); and (v) miscellaneous expenses ($4,500), but will not pay any discounts or commissions incurred by the Selling Security Holders in connection with the sale of their Shares.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site on the internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

      This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Act"), omits certain information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION.......................................                 2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........                 4

HIGH RISK FACTORS...........................................                 5

THE COMPANY.................................................                11

USE OF PROCEEDS ............................................                12

SALES BY SELLING SECURITY HOLDERS ..........................                13

DESCRIPTION OF SECURITIES...................................                17

LEGAL MATTERS...............................................                19

EXPERTS.....................................................                19

INDEMNIFICATION.............................................                19


      The Common Stock of the Company is traded in the over-the-counter market, and prices are quoted in the Nasdaq SmallCap Market under the symbol "VERP." The last sale price of the Common Stock as reported by NASDAQ on April 10, 1997 was $ 12.25 per share.

      No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Security Holders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Shares offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

      The Company will not receive any proceeds from the sale of Common Stock for the account of the Selling Security Holders except upon exercise of the Warrants. The Company has informed the Selling Security Holders that the anti-manipulative rules under the Exchange Act of 1934, and Regulation M may apply to their sales in the market and has furnished the Selling Security Holders with a copy of these rules. The Company has also informed the Selling Security Holders of the need for delivery of copies of this Prospectus in connection with any sale of securities registered hereunder.

                              _____________________


      THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                              _____________________


      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission.

      The Company has previously and intends to furnish its stockholders with annual reports containing audited financial statements and may distribute quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents filed with the Commission are incorporated herein by reference:

      (a) Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 1996.

      (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996.

      (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1996.

      (d) The description of the Company's Common Stock contained in a registration statement filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

      (e) All reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents.

      Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Viragen (Europe), Ltd. at the Company's principal executive office, 2343 West 76th Street, Hialeah, Florida 33016, Telephone (305) 823-0269.

                                HIGH RISK FACTORS

      The shares of Common Stock offered hereby involve a high degree of risk and is highly speculative in nature. Prospective investors should carefully consider the following risks and speculative factors, among others, inherent in and affecting both the business of the Company and the value of the Common Stock, including, among other matters, the following risk factors:

History of Losses and Risks of Newly Developed Business

      For the six months ended December 31, 1996, the Company incurred losses totalling $211,020. At December 31, 1996, the Company had an accumulated deficit of $685,745, working capital of $5,738,445 and stockholders' equity of $6,996,603. Although the Company has begun to expand its operations and has generated capital for its working capital and investing needs, there can be no assurance that the Company will be able to obtain regulatory approvals necessary for the distribution of its natural human interferon product, OmniferonTM (the "Product") for antiviral and therapeutic applications or be able to produce and market its Product on a profitable basis in the future. Results of operations in the future will be influenced by numerous factors including technological developments, regulatory costs and impediments, increases in expenses associated with sales growth, market acceptance of the Company's Product, the capacity of the Company to expand and maintain the quality of its Product, competition and the ability of the Company to control costs. There can be no assurance that revenue growth or profitability on a quarterly or annual basis can be obtained. Additionally, the Company will be subject to all the risks incident to a rapidly developing business with only a limited history of active operations. Prospective investors should consider the frequency with which relatively newly developed and/or expanding businesses encounter unforeseen expenses, difficulties, complications and delays, as well as other factors such as the possibility of competition with larger companies.

Additional Financing Required and Possible Lack of Availability of Funds

      The Company will require substantial financing in the future in order to initiate and complete the clinical trials required to obtain European Union ("EU") approvals for the Product in the treatment of various viral and immunological diseases, such as Multiple Sclerosis, HIV/AIDS, Hepatitis B and C, and other viral diseases. The Company is substantially dependent upon the infusion of capital through private placements, subsequent public financings or joint venture/strategic alliances in order to initiate and complete the clinical trials necessary for EU, and/or, UK approvals. There is no assurance that such funding will be available upon terms acceptable or feasible to the Company or its stockholders.

Lack of EU Approval; Additional Funding Needed

      The Company intends to seek EU approvals of the Product for use in treating certain diseases. The Product has not been approved by the EU regulatory authorities for use in the treatment of patients, and the Company may not presently manufacture or distribute the Product. The EU regulatory approval process is costly and unpredictable, and the process may take several years to obtain, and there can be no assurance that the necessary EU regulatory approvals will be received at any time in the future. Further trials will also require significant additional funding in addition to the proceeds obtained from the financings previously undertaken. There is no assurance that such funding can be obtained on a cost feasible basis to the Company.

Competition

      Competition in the immunological and pharmaceutical products industry is intense. Competitors include major pharmaceutical, chemical, energy and food companies, some of which are already marketing genetically engineered alpha and beta interferon products for Multiple Sclerosis, cancer and viral treatments, and many of which are expanding into modern biotechnology. Competition is expected to increase in the future based upon the perceived potential commercial applications for such products. Many of the Company's competitors have existing programs, Food and Drug Administration ("FDA") and/or EU approved and commercially marketed products or products in the clinical trial process, more experience in research, development and clinical testing of pharmaceutical and biomedical products, and substantially greater financial, marketing and human resources than the Company.

Risk of Technological Obsolescence

      The research and development of new biomedical products is characterized by rapid technological change, which can severely alter the production methods, cost, marketing and acceptance of biomedical products. There is no assurance that the Company will have the resources to keep pace with technological changes or that products developed by others will not adversely affect the commercial feasibility of products that the Company may have under development.

Government Regulation May Affect Development and Distribution of Product

      All pharmaceutical manufacturers in the EU are subject to extensive rules and regulations imposed by EU regulatory authorities. These rules and regulations are constantly changing and may serve to restrict in whole or in part the ability of the Company to produce and distribute the Product. If the Company were not ultimately able to achieve compliance with these rules and regulations, it would likely have a material adverse effect on the Company's activities and delay or preclude the development of commercially viable operations.

Uncertainty of Health Care Reform Measures and Third Party Reimbursement

      Sales of the Company's Product in the EU and throughout the world will depend in part on the availability of reimbursement from third-party payors such as government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price and cost effectiveness of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products. There can be no assurance that the Product will be considered cost effective or that adequate third party reimbursement will be available to enable the Company to maintain sales price levels sufficient to realize an appropriate return on its investment in product development. Legislation and regulations affecting the pricing of pharmaceuticals may change before the Company's Product is approved for marketing. Adoption of such legislation or regulations could further limit reimbursement for medical products and services.

Risk that Patents and Proprietary Technology may not Provide Proprietary Protection

      The Company, through its wholly-owned subsidiary, Viragen (Scotland) Limited ("VSL"), is dependent on its License from Viragen Technology, Inc. ("VTI") (a wholly-owned subsidiary of Viragen, Inc. ("Viragen"), the majority stockholder of the Company) to develop, manufacture and sell the Product. While the Company's technology obtained through its license from VTI is proprietary and Viragen intends to file related patent applications, Viragen has no pending U.S. Patent applications relating to its current interferon manufacturing technology process. The Company, through VSL, intends to rely on confidentiality agreements and trade secret proprietary rights in order to protect its proprietary technology in the production of the Product. There can be no assurances that such proprietary technology will enable the Company, through VSL, to manufacture the Product more efficiently and with greater efficacy so as to enable the Company to compete effectively with other manufacturers of competitive immunological and pharmaceutical products in the EU. In addition, there is no assurance that others may not independently develop the same or superior technology to VTI's technology. Furthermore, to the extent that the Company's production of the Product is alleged to breach a third party's patents or proprietary technology, it could have an adverse impact on the Company, even if the Company were ultimately determined not to have breached such party's patents or proprietary technology. There can be no assurance that VTI's pending patent applications will be approved, and if granted, whether such patents will provide substantial protection to the Company.

Risks of Technology Transfers

      VTI has advised the Company that one of VTI's marketing strategies is to sell the right to use VTI's technology and manufacturing protocols to third parties who will use them to produce the Product outside the United States. While the license granted to VSL by VTI provides that VSL has the exclusive right applicable to the EU countries to engage in the research, development, manufacture and sale of proprietary immunological products for commercial application, particularly human leukocyte interferon for antiviral and therapeutic applications and as anticancer agents, the license also grants certain non-exclusive rights throughout the world (except within the United States and its territories). To the extent that VTI sells additional rights to use its technology and manufacturing protocols within VSL's non-exclusive territory, VSL's distribution capacity may be diluted which could have an adverse effect on the Company's profitability.

Product Liability and Limitations of Product Liability Insurance

      The Company and VSL may be subject to claims for personal injuries or other damages resulting from the Product. A successful claim could have a materially adverse effect on the Company and on VSL. The Company and VSL maintain product liability insurance in the amount of $1,000,000 per occurrence, $2,000,000 aggregate, but there can be no assurance that such insurance will be available in the future at commercially acceptable rates or that such coverage will be adequate for the Company's or VSL's purposes.

Assets Outside the U.S.; Enforceability of Civil Liabilities Against Foreign Persons

      While the Company is a U.S. corporation with executive offices in Florida, it is a holding company for VSL which is domiciled in Scotland. For the foreseeable future, a substantial portion of the Company's assets will be held or used outside the U.S. (in Scotland). Enforcement by investors of civil liabilities under the Federal securities laws may also be affected by the fact that while the Company is located in the U.S., its principal subsidiary and operations are located in Scotland. Although the Company's executive officers and all but one director are residents of the U.S., all or a substantial portion of the assets of the Company will be located outside the U.S.

Foreign Exchange Risk

      The relationship of the U.K. currency to the value of the U.S. dollar, and the relative rate of devaluation of the Pound may affect the Company's operating results. In particular, the Company's accounts receivable will be denominated in the local currency, the Pound, while the Company's operating results are recorded in U.S. dollars. Accordingly, any significant devaluation of the Pound relative to the U.S. dollar could have a material adverse effect on the Company's operating results.

Control by Insiders and Possible Lack of Influence by Outside Stockholders

      As of March 20, 1997, Viragen and the executive officers and directors of the Company own or control 5,300,000 shares of Common Stock, or 74.6% of the outstanding shares of the Company. Upon completion of this offering and assuming conversion and exercise of the Warrants, Viragen will still be able to control through direct election of directors and selection of officers, the conduct of operations of the Company.

Risk of Dependence on Key Personnel

      The Company's day-to-day operations are managed by its Chairman of the Board and President, Mr. Gerald Smith, its Chief Executive Officer and Chief Operating Officer, Mr. Robert Zeiger, and the Company's Executive Vice President and Chief Financial Officer, Mr. Dennis W. Healey. The Company, through Viragen, has entered into employment agreements with Messrs. Smith, Zeiger and Healey which restrict competitive activities by them during the term of their agreements and for a two-year period thereafter. Although the Company intends to apply for "key man" life insurance on the lives of Messrs. Smith, Zeiger and Healey for its benefit in the amount of $1,000,000 each, the loss of their services would adversely affect the conduct of the Company's business. The

Company's future success will depend in significant part on its ability to attract and retain additional skilled personnel in various phases of its operations.

No Dividends Anticipated to be Paid

      The Company has not paid any cash dividends on its Common Stock since its inception and does not anticipate paying cash dividends in the foreseeable future. The future payment of dividends is directly dependent upon future earnings of the Company, the capital requirements of the Company, its financial requirements and other factors to be determined by the Company's Board of Directors. For the foreseeable future, it is anticipated that earnings, if any, which may be generated from the Company's operations will be used to finance the growth of the Company, and that cash dividends will not be paid to common stockholders.

Immediate Substantial Dilution to Purchasers in this Offering

      Initial purchasers of the Common Stock of the Company offered hereby will incur an immediate and substantial dilution from the purchase price of their shares. As of December 31, 1996, the net tangible book value of the Company's Common Stock was approximately $.986 per share.

Possible Resales of Securities by Current Stockholders and Depressive Effect on Market

      As  of  March  20, 1997,  there  were  2,118,470  shares of the  Company's
Common Stock outstanding which were "restricted securities" as that term is defined by Rule 144 under the Securities Act of 1933 as amended, (the
"Securities Act"), inclusive of shares being registered pursuant to this Registration Statement of which this Prospectus is a part, but exclusive of shares held by Viragen, Inc. Certain of such shares will be eligible for public sale only if registered under the Securities Act or if sold in accordance with Rule 144. Under Rule 144, a person who has held restricted securities for a period of two years may sell a limited number of shares to the public in ordinary brokerage transactions. Sales under Rule 144 may have a depressive effect on the market price of the Company's Common Stock due to the potential increased number of publicly held securities. The timing and amount of sales of Common Stock covered by the Registration Statement ofwhich this Prospectus is a part, as well as such subsequently filed registration statement, could also have a depressive effect on the market price of the Company's Common Stock.

Use of Preferred Stock to Resist Takeovers; Potential Additional Dilution

      The Company's Certificate of Incorporation authorizes 2,500,000 shares of Preferred Stock, 2,000,000 shares of which were issued to Viragen in December

1995 and subsequently converted into 5,600,000 common shares. As provided in the Company's Certificate of Incorporation, Preferred Stock may be issued by resolutions of the Company's Board of Directors from time to time without any action of the stockholders. Such resolutions may authorize issuance of the Preferred Stock in one or more series and may fix and determine dividend and liquidation preferences, voting rights, conversion privileges, redemption terms and other privileges and rights of the shares of each authorized series. While the Company includes such Preferred Stock in its capitalization in order to enhance its financial flexibility, such Preferred Stock could possibly be used by the Company as a means to preserve control by present management in the event of a potential hostile takeover of the Company. In addition, the issuance of large blocks of Preferred Stock could possibly have a dilutive effect with respect to existing holders of Common Stock of the Company. See "Description of Securities."

Market for the Company's Common Stock; Possible Volatility of Securities Prices

      The Common Stock of the Company trades on the Nasdaq SmallCap Market under the symbol "VERP." There can be no assurance that a substantial trading market will be sustained in the future, or that purchasers will be able to resell their securities or otherwise liquidate their investment without considerable delay, if at all. Recent history relating to the market prices of newly public or recently listed companies indicates that, from time to time, there may be significant volatility in the market price of the Company's securities because of factors unrelated, as well as related, to the Company's operating performance. There can be no assurances that more than a limited market will ever develop for its Common Stock.


                                   THE COMPANY

      Viragen (Europe) Ltd. (formerly "Action Associates, Inc.," and thereafter, "SRSI Capital Group, Inc.," and "Sector Associates, Ltd.," respectively), incorporated in November 1985, was initially organized to seek business opportunities which offered a potential for profit including the acquisition of existing businesses or the acquisition of assets sufficient to establish an active business for the Company. In December 1995, the Company completed an Agreement and Plan of Reorganization wherein the Company acquired 100% of the outstanding stock of Viragen (Scotland) Limited ("VSL"), a Scottish private company, in exchange for the distribution to Viragen Inc. ("VRGN" - Nasdaq National Market), the sole stockholder of VSL, of newly issued shares of convertible preferred stock of the Company (representing approximately 94% of the then issued and outstanding capital stock interest of the Company).

      Through a license granted to VSL in July 1995 by Viragen Technology, Inc., a wholly-owned subsidiary of Viragen, VSL secured certain exclusive rights applicable to the European Union countries and certain non-exclusive rights throughout the world (excluding the United States and its territories). Pursuant to such license, VSL is authorized to engage in the research, development, manufacture and sale of certain proprietary immunological products for commercial application, particularly human leukocyte interferon, including OmniferonTM, Viragen's human leukocyte interferon product, for antiviral and therapeutic applications and as anticancer agents. In connection with the grant of these rights, VSL then entered into a License and Manufacturing Agreement with the Common Services Agency of Scotland (the "Agency"), an agency acting on behalf of the Scottish National Blood Transfusion Service ("SNBTS"), pursuant to which SNBTS, on behalf of VSL, will manufacture VSL's natural human interferon product for exclusive distribution within the EU and non-exclusively worldwide in return for certain royalty fees and preferential access to the Product for Scottish patients at preferential prices.

      The Agency has committed to manufacture the Product in sufficient scale to accommodate VSL's EU clinical trials and, subsequently, for commercial sales in amounts to be agreed upon by the parties. The Agency will also participate in studies relevant to the Product and cooperate with the Company and Viragen in obtaining and maintaining compliance with the laws and regulations of the EU's regulatory authorities in connection with the production, clinical trials and distribution of the Product.

      The Company expects to concentrate its efforts on preparing, filing and processing the necessary applications and obtaining approvals to manufacture and distribute the Product within the EU. Viragen, the majority stockholder of the Company, has assembled an advisory committee consisting of scientists, medical researchers and clinicians to assist the Company in regulatory compliance matters and the necessary applications to the EU regulatory authorities.

      The Company's administrative offices, research and manufacturing facilities are presently located at 2343 West 76th Street, Hialeah, Florida 33016 (Telephone No. (305) 823-0269; Facsimile No. (305) 557-6931). The Company
intends to relocate its administrative offices in June 1997 to 865 Southwest 78th Avenue, Plantation, Florida 33324.


                                 USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of Common Stock for the accounts of the Selling Security Holders. There is included in the Registration Statement of which this Prospectus is a part, 1,506,500 shares of

Common Stock underlying Warrants issued in connection with the Company's Private Placements completed in December 1995 and March 1996. If all of the Warrants issued in connection with the Company's Private Placements were exercised in their entirety at exercise prices of $6.00, $8.00, or $12.00 per Share, respectively, the Company would receive total proceeds of approximately $11,238,000. Inasmuch as the holders of all of the aforementioned Warrants have no obligation to exercise such Warrants, the Company is not in a position to evaluate when and if such derivative securities will ever be exercised and the amount of proceeds that may be realized therefrom. Accordingly, the Company is not able to allocate specifically at this time the proceeds that may be received from the exercise of the Warrants, and any proceeds realized will be utilized for the development of EU protocols and clinical trial programs and for working capital purposes. To the extent the proceeds of such exercise are not used immediately, they will be invested in certificates of deposit, savings deposits, other interest bearing instruments or will be left in the checking accounts of the Company.

                        SALES BY SELLING SECURITY HOLDERS

      The following table sets forth the name of each Selling Security Holder, the amount of shares of Common Stock held directly or indirectly by each holder on June 12, 1996, the amount of shares of Common Stock to be offered by each such holder, the amount of Common Stock to be owned by each such holder following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by each such holder following completion of such offering. On March 20, 1997, there were 7,108,059 shares of Common Stock of the Company outstanding.

                                                     Shares to   Percentage
                            Number       Shares      be Owned      to be
Name of Selling            of Shares     to be         After     Owned After
Security Holder              Owned      Offered       Offering     Offering(1)
---------------              -----      -------       --------     --------

Adams, Leonard J.(4)          6,000       6,000         0           -
Adelstein, Philip &
  Esther                      2,500       2,500         0           -
American & International
  Investment Ltd.(4)         18,000      18,000         0           -
Appel, Gerald R.              3,300       3,300         0           -
Asher, D.S.(4)                6,000       6,000         0           -
Atlantic Partners             4,000       4,000         0           -
Barbara, Joseph(2)            8,000       8,000         0           -
The Bank of Bermuda,
  Ltd.                       35,000      35,000         0           -
Bass, Myles                 130,000     130,000         0           -
Beni, Allen & Debbi(4)       12,000      12,000         0           -
Bernard Hollander
  Family Trust               10,000      10,000         0           -
Borenstein, Shari &
  Lawrence(2)                16,000      16,000         0           -
Brennan, Quinn(4)             6,000       6,000         0           -
BS Jr. Corporation(2)       150,000     150,000         0           -
Campbell, Brahm L.(4)        12,000      12,000         0           -

                                                     Shares to   Percentage
                            Number       Shares      be Owned      to be
Name of Selling            of Shares     to be         After     Owned After
Security Holder              Owned      Offered       Offering     Offering
---------------              -----      -------       --------     --------

Cardillo, Craig(4)            3,000       3,000         0           -
Carter, Lisa c/f Amanda
  Carter                      1,200       1,200         0           -
Carter, Lisa c/f Nicola
  Carter                      3,800       3,800         0           -
Chicago Chesed Fund           6,000       6,000         0           -
Christine Hassuck Revocable
  Trust UADTD to 12/4/85      2,200       2,200         0           -
Coady, Cecila T.(3)           5,000       5,000         0           -
Cohen, Bernard                4,000       4,000         0           -
Cohen, Bernard               10,000      10,000         0           -
Cranbourne Investments,
  Inc.(2)(3)                 53,500      53,500         0           -
D.A.R. Group (3)             15,000      15,000         0           -
Dunedin, Inc.(4)             11,500      11,500         0           -
Diamond Import Group,
  Inc.(4)                    11,000      11,000         0           -
Digestive Liver
  Diseases, Inc.             18,000      18,000         0           -
Diversified Investment
  Fund, L.P.(3)             144,138     144,138         0           -
Donoflio, Lena J.(3)          2,000       2,000         0           -
Dunlap, James                 5,000       5,000         0           -
Dutton, Donnie M.            16,000      16,000         0           -
Dutton, Mark E.              32,000      32,000         0           -
EBC Zurich AG                20,000      20,000         0           -
FAC Enterprises, Inc.(3)     70,725      70,725         0           -
Fleming, John & Leigh(4)      6,000       6,000         0           -
Friedman, Richard(4)          6,000       6,000         0           -
Friedman, Stanley N.
  & Leslie(4)                12,000      12,000         0           -
Fried, David(4)               3,000       3,000         0           -
Gallo, Michael(4)             6,000       6,000         0           -
Garnick, Richard              3,000       3,000         0           -
Generation Skipping
Trust(4)                      6,000       6,000         0           -
Genzardi, Joseph(4)           3,000       3,000         0           -
Gesoff, Irving & Lydia        3,000       3,000         0           -
Ginsburg, Bruce               6,000       6,000         0           -
Glicker, Harvey              13,000      13,000         0           -
Glickman, Morton G.(4)        6,000       6,000         0           -
Goodman, John(4)             12,000      12,000         0           -
Groffman, Ross D.             1,000       1,000         0           -
Heller, Barry J.(4)           6,000       6,000         0           -
Henderson, Paul               2,000       2,000         0           -
Herrick, Norton              20,000      20,000         0           -
HK Investment Partners,
  L.P.                       10,000      10,000         0           -
Hodas, Martin(4)              6,000       6,000         0           -
HST Partners                 20,000      20,000         0           -
H&Q Fonder Ltd.(4)           90,000      90,000         0           -
Ibsen Imports                30,000      30,000         0           -
Infinite Specialties          2,000       2,000         0           -
Interbanc Mortage
  Services, Inc.             13,000      13,000         0           -
JeMJ Financial Services,
   Inc.                      20,000      20,000         0           -
Josephart, Herbert            4,000       4,000         0           -
Jost, Brian                   6,000       6,000         0           -
KAB Investments, Inc.(2)(3) 236,000     236,000         0           -
Kalenberg, Jeffrey           15,000      15,000         0           -
Kathern Tate Overton Trust
   dtd 10/14/93, Katherine
   Coady, TTE                 4,000       4,000         0           -

                                                     Shares to   Percentage
                            Number       Shares      be Owned      to be
Name of Selling            of Shares     to be         After     Owned After
Security Holder              Owned      Offered       Offering     Offering
---------------              -----      -------       --------     --------

Katz Imports, Inc.(4)         6,000       6,000         0           -
Keller, Matthew               3,000       3,000         0           -
Knight, George E.             5,000       5,000         0           -
Kosimor, James J.(4)          6,000       6,000         0           -
Lackey, Mary & Shawn(4)      30,000      30,000         0           -
Lackey, Stanley C.(4)        30,000      30,000         0           -
Laterza, Joseph A.(4)         6,000       6,000         0           -
Lonergan, Tod D.              1,000       1,000         0           -
Markowitz, Jeffrey(4)         6,000       6,000         0           -
Martin Koutcher Pension
  Trust                      15,000      15,000         0           -
Mermelstein, Henry            5,000       5,000         0           -
Mermelstein, Joseph           5,000       5,000         0           -
Mermelstein, Marvin          10,000      10,000         0           -
Obelisk Group, L.L.C.         2,000       2,000         0           -
Oracle Management
  Limited(4)                 96,000      96,000         0           -
Panzo, Andrew P.(3)           3,000       3,000         0           -
Parikh, Renu D. Money
  Purchase Pension Plan(4)   12,000      12,000         0           -
Rajchenbach Family Trust     10,000      10,000         0           -
Rehcam Investment L.P.(4)     6,000       6,000         0           -
Requena, Ricardo            137,500     137,500         0           -
Romano, Gina                 28,000      28,000         0           -
Rome, Joseph                  1,300       1,300         0           -
Rosenberg, Bernard            6,000       6,000         0           -
Rosenberg, David(4)           6,000       6,000         0           -
Rosner, Steven B.(3)        104,000     104,000         0           -
Roytor & Company             45,000      45,000         0           -
Rozel International
  Holdings, Inc.(2)(3)      332,662     332,662         0           -
Rubin, Nicole & Michael(4)    6,000       6,000         0           -
Rutta, Richard(4)             6,000       6,000         0           -
R&M Development
  Associates(4)               1,500       1,500         0           -
Sabella, Angela Chen         18,000      18,000         0           -
Sachs, Irving & Selma         3,000       3,000         0           -
Saker, Wayne(4)               6,000       6,000         0           -
Salvani Investments,
  Inc.(2)                    80,000      80,000         0           -
Salvani, Joseph(4)           12,000      12,000         0           -
Sanders, Steven             100,000     100,000         0           -
Schabes, Maruicio(4)          6,000       6,000         0           -
Schnell, David(4)            12,000      12,000         0           -
Scotti, Domenic & Theresa     1,000       1,000         0           -
Shaw, Gary                    4,000       4,000         0           -
Shear, Ronald(4)              9,000       9,000         0           -
Simone Group Ltd.(4)         60,000      60,000         0           -
SLD Capital Corp.(2)         75,000      75,000         0           -
Spartan Establishment(4)     18,000      18,000         0           -
SPH Investments Inc.
  Profit Sharing Plan        25,000      25,000         0           -
SPH Investments, Inc.(2(3)   41,000      41,000         0           -
Stephens, Greg                4,000       4,000         0           -
Stremgren, John(4)            6,000       6,000         0           -
Tang, Anthony(4)             18,000      18,000         0           -
Walters, Vicki                1,400       1,400         0           -
Ward, Charles L.              4,000       4,000         0           -
Weinstein, Nathan P.
  & Paula                     1,000       1,000         0           -
Weston Partners               2,000       2,000         0           -

                                                     Shares to   Percentage
                            Number       Shares      be Owned      to be
Name of Selling            of Shares     to be         After     Owned After
Security Holder              Owned      Offered       Offering     Offering
---------------              -----      -------       --------     --------
Weston Partners
  Profit Sharing Plan
  f/b/o Gerald R. Appel       2,000       2,000         0           -
Whaley, Walker                5,000       5,000         0           -
Wind River Partners,
  L.P.(4)                    12,000      12,000         0           -
Wirth, James                  3,000       3,000         0           -
                          ---------   ---------

                          2,961,454   2,961,454
                         ==========   =========

(1)Based on 2,108,059 shares of Common Stock outstanding
(2)Includes Warrants to purchase shares of Common Stock at $8.00.
(3)Includes Warrants to purchase shares of Common Stock at $6.00.
(4)Includes Warrants to purchase shares of Common Stock at $12.00.



      In November 1995, the Company completed a $750,000 private placement unit offering to accredited investors at $2.23 a unit, resulting in the issuance of 240,000 shares of its Common Stock and Warrants to purchase 840,000 shares of Common Stock at $6.00 per share. All of the shares of Common Stock included in the private offering and underlying the aforementioned Warrants are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.

      In March, 1996, the Company completed two private placements totalling $5,470,000 to accredited investors, resulting in the issuance of 335,000 shares of Common Stock at $6.00 and 433,000 units at $8.00 per unit, each unit consisting of one share of Common Stock and one-half of a Warrant to purchase Common Stock at $12.00 a share. In addition, the participating investment bank received 195,000 shares. All of the shares of Common Stock included in the private offering and underlying the aforementioned Warrants are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.

      The Company has undertaken to maintain the Registration Statement current for a period of not less than nine months from the effective date of the Registration Statement of which this Prospectus is a part in order that sales of shares of Common Stock may be made by the Selling Security Holders. The Company has agreed to pay for all costs and expenses incident to the issuance, offer, sale and delivery of the Common Stock, including, but not limited to, all expenses and fees of preparing, filing and printing the Registration Statement and Prospectus and related exhibits, amendments and supplements thereto and mailing of such items. The Company will not pay selling commissions and expenses associated with any such sales by the Selling Security Holders. The Company has agreed to indemnify the Selling Security Holders against civil liabilities including liabilities under the Securities Act of 1933. The Selling Security Holders have advised the Company that sales of shares of their Common Stock may be made from time to time by or for the accounts of the Selling Security Holders in one or more transactions in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices.

                            DESCRIPTION OF SECURITIES

      The Company is currently authorized to issue up to 20,000,000 shares of Common Stock, par value $.01 per share, of which 7,108,059 shares were outstanding as of March 20, 1997. The Company is also authorized to issue up to 2,500,000 shares of Preferred Stock, par value $.01 per share, none of which were issued or outstanding as of March 20, 1997.

Common Stock

      Subject to the dividend rights of the holders of Preferred Stock, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds, legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of Preferred Stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

      Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The ByLaws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

Preferred Stock

      The Company is authorized to issue 2,500,000 shares of Preferred Stock, par value $.01 per share. While the Company has previously designated Series A Preferred Stock and Series B Preferred Stock, none are currently issued or outstanding. The Preferred Stock may be issued by resolutions of the Company's Board of Directors from time to time without any action of the stockholders. Such resolutions may authorize issuances of such Preferred Stock in one or more series and may fix and determine dividend and liquidation preferences, voting rights, conversion privileges, redemption terms and other privileges and rights of the shares of each authorized series. The Company has no present intention to issue any additional shares of its Preferred Stock for any purpose. While the Company includes such Preferred Stock in its capitalization in order to enhance its financial flexibility, such Preferred Stock could possibly be used by the Company as a means to preserve control by present management in the event of a potential hostile takeover of the Company. In addition, the issuance of large blocks of Preferred Stock could possibly have a dilutive effect with respect to the existing holders of Common Stock of the Company.

Common Stock Purchase Warrants

      In connection with the completion of the Company's $750,000 private placement offering in December 1995, the Company issued Common Stock Purchase Warrants to purchase 840,000 shares of Common Stock. These warrants are exercisable at $6.00 per share on or prior to December 8, 1998. The shares of Common Stock underlying these Warrants are included in the Registration Statement of which this Prospectus is a part.

      In connection with the completion of the Company's $3,464,000 private placement offering completed in March 1996, the Company issued Common Stock Purchase Warrants to purchase 216,500 shares of Common Stock. These Warrants are exercisable at $12.00 per share on or prior to March 15, 1999. In addition, Warrants to purchase 450,000 Shares of Common Stock were issued to the Company's investment banker for this transaction which are exercisable at $8.00 per share on or prior to March 18, 1999. The shares of Common Stock underlying these Warrants are included in the Registration Statement of which this Prospectus is a part.

      In connection with private placement transactions undertaken by the Company during fiscal year 1993, the Company issued 44,196 Class F Warrants. Each Class F Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $105.00 per share until November 1, 1998. The Class F Warrants are redeemable on not less than 30 days written notice, provided the average of the closing bid prices of the Common Stock as reported by the NASDAQ

Stock Market or on the over-the-counter market (or equivalent sales prices if the Common Stock is listed on a national exchange or the Nasdaq National Market System) equals or exceeded the average price of $140.00 for the 30 consecutive trading days ending within 15-days of the notice of redemption.

      The Company's outstanding warrants provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect holders against dilution in the event of a stock dividend, stock split, combination or reclassification of the Common Stock. The Warrants may be exercised upon surrender of the Warrant Certificate on or prior to the expiration date (or earlier redemption date, as applicable) of such Warrant at the offices of the Company's transfer agent, with the form of "Election to Purchase" completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check, payable to the order of the Company), for the number of shares with respect to which the Warrant is being exercised.

                                  LEGAL MATTERS

      Legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort
Lauderdale, Florida 33301.

                                     EXPERTS

      The consolidated financial statements of Viragen (Europe) Ltd. incorporated by reference in the Viragen (Europe) Ltd. Annual Report (Form 10-K/A1) for the year ended June 30, 1996 have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                INDEMNIFICATION

      Section 145 of the General Corporation Law of Delaware, under which jurisdiction the Company is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      The By-laws of the Company require the Company to indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended maybe permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

No  dealer,  salesperson  or  any  other
person has been  authorized  to give any
information     or    to    make     any
representations  not  contained  in this
Prospectus in connection with this offer             2,961,454 SHARES
made  hereby.  If given  or  made,  such              OF COMMON STOCK
information or representations  must not
be relied upon as having been authorized
by the Company or any Underwriter.  This
Prospectus  does not constitute an offer
to sell or a  solicitation  of any offer            VIRAGEN (EUROPE) LTD.
to buy any of the securities offered hereby in any circumstance in which such offer or solicitation would be unlawful.
Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that information herein is correct at any time subsequent to the date of this Prospectus.

           _________________
                                                        __________

                                                        PROSPECTUS
                                                        __________













                                                     April ____, 1997

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.
            -------------------------------------------

      The following table sets forth the estimated expenses, all of which are being paid by the Company, in connection with this offering.

      Legal fees and expenses ........................              5,000.00*
      Blue sky qualification fees
         and expenses ................................                500.00*
      Accounting fees and expenses ...................              5,000.00*
      Printing expenses ..............................              5,000.00*
      Miscellaneous ..................................              4,500.00*
                                                               ----------

            Total ....................................         $   20,000.00*


*Estimated

Item 15.    Indemnification of Directors and Officers.
            -----------------------------------------

      Section 145 of the General Corporation Law of Delaware, under which jurisdiction the Company is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      The Company's Bylaws provide that the Company has the power to indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended maybe permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.    Exhibits.

Exhibit No.       Description of Exhibits
-----------       -----------------------

(2) Plan of acquisition, reorganization, arrangement, liquidation or succession

(2)(i) Agreement and Plan of Reorganization dated September 20, 1995 (incorporated by reference to the Company's report on Form 8-K dated December 8, 1995 ("December 1995 8-K))

(2)(ii) Amendment to the Agreement and Plan of Reorganization dated November 8, 1995 (incorporated by reference to the Company's December 1995 8-K)

(3)(i) Certificate of Incorporation dated November 4, 1985 (incorporated by reference to the Company's registration statement, filed No. 33-1952-NY(the "Registration Statement"))

(3)(ii) Amended Certificate of Incorporation dated April 14, 1987 (incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1994 ("1994 10-KSB))

Exhibit No.       Description of Exhibits
-----------       -----------------------

(3)(iii) Amended Certificate of Incorporation dated October 9, 1987 (incorporated by reference to the Company's 1994 10-KSB)

(3)(iv) Amended Certificate of Incorporation dated November 18, 1987 (incorporated by reference to the Company's 1994 10-KSB))

(3)(v) Amended Certificate of Incorporation dated December 9, 1987 (incorporated by reference to the Company's 1994 10-KSB)

(3)(vi) Amended Certificate of Incorporation dated December 18, 1987 (incorporated by reference to the Company's Post Effective Amendment No. 3 to the Company's Registration Statement filed on or about May 2, 1989 ("Post-Effective Amendment No. 3")

(3)(vii) Amended Certificate of Incorporation dated January 17, 1989 (incorporated by reference to the Company's Post-Effective Amendment No. 3)

(3)(viii) Amended Certificate of Incorporation dated June 9, 1989 (incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1993 ("1993 10-KSB")

(3)(ix)           Amended  Certificate  of  Incorporation dated August   2, 1993
                  (incorporated by reference to the 1993 10- KSB)

                  (3)(x) Amended Certificate of Incorporation dated December 13, 1993 (incorporated by reference to the 1993 10-KSB)

(3)(xi)           Bylaws  of  the  Company (incorporated by reference to   Post-
                  Effective Amendment No. 3)

(4) Instruments defining the rights of security holders, including indentures

(4)(i) Form of Common Stock Certificate(incorporated by reference to the Company's Form 8-A dated June 14, 1989 ("Form 8A"))

(4)(ii) Form of Class B Redeemable Common Stock Purchase Warrant (incorporated by reference to Form 8-A)

(4)(iii) Form of Class F Redeemable Common Stock Purchase Warrant (incorporated by reference to the Company's Annual Report on Form 10-KSB dated June 30, 1994 (the "1994 10-KSB"))

(4)(iv) Warrant Agreement for Class B Redeemable Common Stock Purchase Warrants (incorporated by reference to Form 8-A dated June 14,
                  1989)

(4)(v) Warrant Agreement for Class F Redeemable Common Stock Purchase Warrants (incorporated by reference on the 1994 10-KSB)

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. as to the validity of the securities being registered (previously filed)

(10)              Material contracts

(10)(i)           Letter Agreement between  FAC Enterprises, Inc. and   Viragen,
                  Inc. dated November 7, 1995(incorporated   by reference to the
                  Company's December 1995 8-K)

(21)              Subsidiaries of the Registrant

(23)(i)           Consent of Ernst & Young LLP*

(23(ii) Consent of Atlas, Pearlman, Trop & Borkson, P.A. (included as part of Exhibit (5)

_________________________


*     Filed herewith.

Item 17.    Undertakings.
            ------------

      (a)   The undersigned Company hereby undertakes:

             (i) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

            (ii) that, for determining any liability under the Securities Act, treat each such post-effective amendment as a new Registration Statement of the securities offered at that time shall be deemed to be the initial bona fide offering thereof;

          (iii) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

            (iv) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and the State of Florida, on the 14th day of April, 1997.

                                    VIRAGEN EUROPE, LTD.


                                    By: /s/Gerald Smith
                                        -------------------------------------
                                          Gerald Smith
                                          Chairman of the Board
                                          Principal Executive Officer
                                          and President


                               POWER OF ATTORNEY
                               -----------------


      Know all men by these presents, that each person whose signature appears below constitutes and appoints Gerald Smith and Dennis W. Healey or either of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities (including such persons' capacity as a director and/or officer of Viragen, Inc.) to sign any and all amendments (including post-effective amendments pursuant to Rule 462(b) or otherwise) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1993, this Post-Effective Amendment to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                        Date
---------                           -----                        ----

                                    Chairman of the
/s/Gerald Smith                     Board of Directors,
-------------------------           Principal Executive
Gerald Smith                        Officer and President        April 14, 1997



/s/Robert H. Zeiger
--------------------------          Chief Executive Officer,
Robert H. Zeiger                    Chief Operating Officer
                                    and Director                 April 14, 1997


                                    Executive Vice
                                    President, Treasurer,
/s/Dennis W. Healey                 Principal Financial
--------------------------          Officer and Director         April 14, 1997
Dennis W. Healey